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                                                                    EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE
                               NATIONAL CITY BANK
                     NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

     The undersigned, a duly authorized representative of National City Bank, as Servicer (in such capacity, "National City" ), pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 as amended and restated as of July 1, 2000 (as amended thereafter, the "Agreement"), as supplemented by the Series 2005-CC Supplement (the "Series 2005-CC Supplement"), between National City , as Seller and Servicer, and The Bank of New York (Delaware), as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series 2005-CC Supplement, as applicable.

     2 National City is, as of the date hereof, the Servicer under the Agreement.

     3    The undersigned is a Servicing Officer.

     4 This Certificate relates to the activity for September 1, 2005 through December 31, 2005.

     5 As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the yearly period and no default in the performance of such obligations has occurred or is continuing.

IN WITNESS WHERE OF, the undersigned has duly executed this certificate this 29th day of March, 2006.

                                       NATIONAL CITY BANK
                                       as Administrator on behalf of the
                                       National City Credit Card Master Note
                                       Trust and as Servicer of the National
                                       City Master Credit Card Master Trust


                                       By: /s/ Larry Potter
                                           -------------------------------------
                                       Name: Larry Potter
                                       Title: Vice President, National City Bank
                                              Vice President, Finance
                                              National City Card Services